UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the amendment of the Tax Benefit Preservation Plan (defined below) is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Rentech, Inc. (the “Company”) maintains a tax benefit preservation plan in order to protect the Company’s ability to carry forward its net operating losses (“NOLs”). As of December 31, 2013, the Company had approximately $136 million of NOLs which may be used to offset taxable income and reduce future federal and state income tax liability, subject to applicable requirements and restrictions. On August 1, 2014, the Company entered into an amendment (the “Amendment”) to its Tax Benefit Preservation Plan, dated as of August 5, 2011 (the “Original Plan”, and together with the Amendment, the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent, primarily to extend the final expiration date of the rights contained therein from August 5, 2014 to August 4, 2017, subject to shareholder approval at the Company’s 2015 annual meeting. As a result, the rights will expire, unless earlier redeemed or exchanged by the Company or terminated, on the earliest to occur of: (i) August 4, 2017, subject to the Company’s right to extend such date, (ii) the first business day following the 2015 annual shareholder meeting, if shareholder approval of the Plan has not been obtained by that date, or (iii) at the time at which the Board determines that the Company’s NOLs are fully utilized or no longer available under Section 382 of the Internal Revenue Code (the “Code”), or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. A copy of the Original Plan and a summary of its material terms were filed with the Securities and Exchange Commission on Form 8-K on August 5, 2011 (incorporated herein by reference by Exhibit 4.2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment to Tax Benefit Preservation Plan, dated as of August 1, 2014, between Rentech, Inc. and Computershare Trust Company, N.A., as Rights Agent.

4.2	Tax Benefit Preservation Plan, dated as of August 5, 2011, between Rentech, Inc. and Computershare Trust Company, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Report on Form 8-K dated August 5, 2011 of Rentech, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 1, 2014	By:	/s/ Colin M. Morris
Colin M. Morris Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Tax Benefit Preservation Plan, dated as of August 1, 2014, between Rentech, Inc. and Computershare Trust Company, N.A., as Rights Agent.

4.2	Tax Benefit Preservation Plan, dated as of August 5, 2011, between Rentech, Inc. and Computershare Trust Company, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Report on Form 8-K dated August 5, 2011 of Rentech, Inc.).